Exhibit 21.1
List of Subsidiaries
As of February 29, 2008

	State or Jurisdiction
Name of Subsidiary	of Incorporation	% of ownership
ABON Biopharm (Hangzhou) Co., Ltd.	China	100%
Adam Biotechnology, Limited	United Kingdom	100%
Advantage Diagnostics Corporation	State of Delaware	100%
Alchemy Laboratories, Limited	United Kingdom	100%
Alere Medical, Inc.	Delaware	100%
Applied Biotech, Inc.	State of California	100%
Aska Diagnostics, Inc.	Japan	100%
Audiometrics Trading Limited	United Kingdom	100%
BBI Healthcare Limited	United Kingdom	100%
BBI Holdings PLC	United Kingdom	100%
BBI Research, Inc.	Wisconsin	100%
BBIL	United Kingdom	100%
Binax, Inc.	Delaware	100%
Biosite Incorporated	California	100%
Biosite B.V.	Netherlands	100%
Biosite Bvba	Belgium	100%
Biosite France, S.A.S.	France	100%
Biosite GmbH	Germany	100%
Biosite International Sarl	Switzerland	100%
Biosite Ltd.	United Kingdom	100%
Biosite S.r.l.	Italy	100%
Biostat, Ltd.	United Kingdom	100%
Bio-Stat Holdings, Limited	United Kingdom	51%
Bio-Stat Healthcare Limited	United Kingdom	100%
Biosystems, S.A.	Colombia	100%
Biosystems, S.A.	Spain	90.91%
Biozyme BBI Limited	United Kingdom	100%
Biozyme Laboratories International Limited	United Kingdom	100%
Biozyme Laboratories Limited	United Kingdom	100%
Cambridge Bio-Nutritional Limited	United Kingdom	100%
Cedar Health Limited	United Kingdom	100%
CLONDIAG chip technologies GmbH	Germany	100%
Cambridge Medical Innovations Limited	United Kingdom	100%
Cholestech Corporation	Delaware	100%
Diagnostics Direct Limited	United Kingdom	100%
Diamics, Inc.	California	52.4%
DMD — GmbH	Germany	100%
F&H Baxter (BBI) Limited	United Kingdom	100%
First Check Diagnostics Corp.	Delaware	100%
Forefront Diagnostics, Inc.	California	100%
Framed BV	The Netherlands	100%
Gabmed GmbH	Germany	100%
HemoSense, Inc.	Delaware	100%
IMG Holding GmbH	Germany	100%
IM Hong Kong Trading Co., Limited	Hong Kong	100%
IM US Holdings, LLC	Delaware	100%
Innovacon, Inc.	Delaware	100%
Innovations Research, LLC	Delaware	100%
Innovative Medical Devices Bvba	Belgium	100%
Innovative Mobility, LLC	Florida	100%
Instant Technologies, Inc.	Virginia	100%
Inverness Australia Pty Limited	Australia	100%
Inverness Medical, LLC	Delaware	100%
Inverness Medical Australia Pty, Ltd.	Australia	100%
Inverness Medical Beijing Co., Limited	China	100%
Inverness Medical Benelux Bvba	Belgium	100%

	State or Jurisdiction
Name of Subsidiary	of Incorporation	% of ownership
Inverness Medical — Biostar Inc.	Delaware	100%
Inverness Medical Canada, Inc.	Canada	100%
Inverness Medical Deutschland GmbH	Germany	100%
Inverness Medical France SAS	France	100%
Inverness Medical HK Holdings, Limited	Hong Kong	100%
Inverness Medical Iberica, S.A.U.	Spain	100%
Inverness Medical Innovations North America, Inc.	Delaware	100%
Inverness Medical Innovations South Africa Pty, Ltd.	South Africa	100%
Inverness Medical International Holding Corp.	Delaware	100%
Inverness Medical International Holding Corp. II	Delaware	100%
Inverness Medical Investments LLC	Delaware	100%
Inverness Medical Japan Co., Ltd.	Japan	100%
Inverness Medical Professional Diagnostics - Australia Pty. Ltd.	Australia	100%
Inverness Medical (Shanghai) Co., Ltd.	China	60%
Inverness Medical Switzerland GmbH (“IMS”)	Switzerland	100%
Inverness Medical (UK) Holdings, Ltd.	United Kingdom	100%
Inverness Medical Spain, S.L.	Spain	100%
Ischemia Technologies, Inc.	Delaware	100%
IVC Industries, Inc.	Delaware	100%
IVD Management Limited	Ireland	100%
Matritech, Inc.	Delaware	100%
Matritech GmbH	Germany	100%
Med-Ox Chemicals Limited	Canada	100%
Orange Medical Bvba	The Netherlands	100%
Orange Medical B.V.	The Netherlands	100%
Orgenics International Holdings B.V.	The Netherlands	100%
Orgenics, Ltd. (1)	Israel	100%
Ostex International, Inc.	State of Washington	100%
Panbio, Inc.	Maryland	100%
Panbio Holdings, Inc.	Delaware	100%
Panbio, Limited	Australia	100%
ParadigmHealth, Inc.	Delaware	100%
ParadigmHealth Systems, Inc.	Delaware	100%
Pregymed GmbH	Germany	100%
Promesan S.r.L.	Italy	100%
Primera Holdings, Limited	United Kingdom	100%
Qnostics Limited	United Kingdom	100%
Quality Assured Services, Inc. (QAS)	Florida	100%
Quotient Diagnostics Limited	United Kingdom	100%
Redwood Toxicology Laboratories, Inc.	California	100%
Rich Horizons International Limited	British Virgin Islands	100%
RTL Holdings, Inc.	Delaware	100%
Selfcare Technology, Inc.	State of Delaware	100%
Seravac Biotech (Pty) Limited S.A.	Republic of South Africa	100%
Seravac USA	California	100%
Source Diagnostics (India) Private Limited	India	100%
SPD Swiss Precision Diagnostics GmbH	Switzerland	50%
SPDH, Inc.	Delaware	100%
Spectral Diagnostics Private Limited	India	100%
Stirling Medical Innovations Ltd.	Scotland	100%
Theratase, Limited	United Kingdom	100%
Unipath Diagnostics GmbH	Germany	100%
Unipath, Ltd.	United Kingdom	100%
Unipath Management, Ltd.	United Kingdom	100%
Unipath Medical (UK) Holdings	United Kingdom	100%
Unipath Online, Inc.	Commonwealth Massachusetts	100%
Unipath Scandinavia AB	Sweden	100%
Wampole Laboratories, LLC	Delaware	100%

(1)	Orgenics, Ltd has six (6) wholly owned subsidiaries and one majority controlled joint ventures, all operating outside of the United States.